Exhibit 10.6

POINT BIOPHARMA INC.

2020 EQUITY INCENTIVE PLAN

Section 1.          Purpose.

This plan shall be known as the Point Biopharma Inc. 2020 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to promote the interests of Point Biopharma Inc., a Delaware corporation (including any successor entity, the “Company”), its Subsidiaries and its stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iii) encouraging ownership of stock in the Company by such individuals; and (iv) linking their compensation to the long-term interests of the Company and its stockholders.

Section 2.         Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)       “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least fifty percent (50%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b)       “Award” means any Option, SAR, Restricted Stock, RSU, or other award granted under the Plan to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations as the Committee (or the Board) may establish or which are required by applicable legal requirements.

(c)       “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award.

(d)       “Board” means the Board of Directors of the Company.

(e)       “Canadian Participant” means a Participant that is resident in Canada for purposes of the Income Tax Act (Canada).

(f)       “Cause” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Cause,” it shall mean (i) the Participant’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the Participant’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Participant’s failure to perform his assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Participant by the Company; (iv) the Participant’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate of the Company; or (v) the Participant’s material violation of any provision of any agreement(s) between the Participant and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions. With regard to any agreement that defines “Cause” on the occurrence of or in connection with a Change in Control, such definition of “Cause” shall not apply until a Change in Control actually occurs. A Termination may also be deemed for Cause if the Company discovers grounds constituting Cause existed prior to the Termination Date.

(g)       “Change in Control” means the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated Person or entity, (iii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity, either directly or indirectly (or its ultimate parent, if applicable), (iv) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a Person or group of Persons, or (v) any other acquisition of the business of the Company, as determined by the Board; provided, however, that the Company’s IPO, any subsequent public offering or another capital raising event, acquisition by an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or a merger effected solely to change the Company’s domicile shall not constitute a Change in Control. Further, a merger, reorganization or consolidation of the Company does not constitute a “Change in Control” if immediately after the merger, reorganization or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of the continuing or surviving entity, will be owned by the Persons who were the Company’s stockholders immediately prior to the merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to the merger or consolidation.

Unless otherwise provided in an applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations. No Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a change of control of the Company (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a change in control of the Company).

(h)       “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)        “Committee” means the committee created and appointed by the Board to administer this Plan, or if no committee is created and appointed, the Board.

(j)       “Consultant” means any natural Person that provides bona fide services to the Company (including a Subsidiary), and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities, and, in the case of a Canadian Participant, (i) provides the services under a written contract with the Company or a Subsidiary of the Company, and (ii) spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary of the Company.

(k)       “Date of Grant” or “Grant Date” means the date of grant specified in the Award Agreement, which date shall be the later of (i) the date on which the Board resolved to grant the Award or (ii) the first day of the Participant’s Service Relationship.

(l)        “Director” means a member of the Board or a director of a Subsidiary of the Company.

(m)      “Disability” means, unless otherwise defined in an applicable Award Agreement or other contractual agreement between the Participant and the Company, a disability as defined in Section 1.409A-3(i)(4) of the Treasury Regulations.

(n)       “Employee” means any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(o)       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p)       “Exercise Price” means the purchase price payable to purchase one Share upon the exercise of an Option or the price by which the value of a SAR shall be determined upon exercise.

(q)       “Fair Market Value” with respect to the Shares, means, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the Nasdaq Global Select Market, or any other such exchange or market on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported (or in either case, such other price based on actual trading on the applicable date that the Committee determines is appropriate) or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion based on the reasonable application of a reasonable valuation method not inconsistent with Section 409A of the Code.

(r)       “Good Reason” means, unless otherwise provided in an applicable Award Agreement or other contractual agreement between the Participant and the Company, (1) a material reduction in Participant’s base salary except for across-the-board salary reductions similarly affecting all or substantially all similarly situated employees of the Company, or (2) the relocation of the office at which Participant is to perform the majority of Participant’s duties following a Change in Control to a location more than fifty (50) miles from the office at which Participant worked immediately prior to the Change in Control.

(s)       “Holder” means, with respect to an Award or any Shares, the Person holding such Award or Shares, including the initial recipient of the Award or any Permitted Transferee.

(t)       “Incentive Stock Option” or “ISO” means an option to purchase Shares from the Company that meets the requirements of Section 422 of the Code or any successor provision thereto.

(u)       “Initial Public Offering” or “IPO” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, as a result of or following which the Stock shall be publicly held.

(v)       “Non-Qualified Stock Option” or “NSO” means an option to purchase Shares from the Company that is not an Incentive Stock Option.

(w)      “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(x)       “Parent” of a specified entity means, any entity that, either directly or indirectly, owns or controls such specified entity, where for this purpose, “control” means the ownership of stock, securities or other interests that possess at least a majority of the voting power of such specified entity (including indirect ownership or control of such stock, securities or other interests).

(y)       “Participant” means any Employee, Director, Consultant or other Person who receives an Award under the Plan.

(z)       “Permitted Transferees” shall mean any of the following to whom a Holder may transfer Shares hereunder (as set forth in Section 9): the Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any Person sharing the Holder’s household (other than a tenant or employee), a trust in which these Persons have more than fifty percent of the beneficial interest, a foundation in which these Persons control the management of assets, and any other entity in which these Persons own more than fifty percent of the voting interests; provided, however, that any such trust does not require or permit distribution of any Shares during the term of the Award Agreement unless subject to its terms. Upon the death of the Holder, the term Permitted Transferees shall also include such deceased Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees, as the case may be.

(aa)    “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, joint venture, unincorporated organization, government or political subdivision thereof or other entity.

(bb)   “Purchase Price” means the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board.

(cc)    “Restricted Stock” means any Share granted under Section 5 of the Plan that remain subject to certain vesting conditions and other restrictions.

(dd)    “Restricted Stock Unit” or “RSU” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

(ee)     “SEC” means the Securities and Exchange Commission or any successor thereto.

(ff)      “Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(gg)    “Securities Act” means the Securities Act of 1933, as amended.

(hh)   “Service Relationship” means any relationship as a full-time employee, part-time employee, director or other key Person (including Consultants) of the Company, the Parent or any Subsidiary or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

(ii)       “Stock” or “Shares” means the common stock, par value $.001 per share, of the Company.

(jj)      “Stock Appreciation Right” or “SAR” means a stock appreciation right granted under the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

(kk)    “Subsidiary” means any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

(ll)      “Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent of the Company or any Subsidiary.

(mm)   “Termination” or “Terminated” means that the Participant has for any reason ceased to maintain a continuous Service Relationship. A Participant will not be deemed to have ceased to maintain a Service Relationship while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing. In the case of an approved leave of absence, the Committee may make such provisions respecting crediting of service, including suspension of vesting of the Award (including pursuant to a formal policy adopted from time to time by the Company) it may deem appropriate, except that in no event may an Option or SAR be exercised after the Expiration Date set forth in the Award Agreement. The Committee will have sole discretion to determine whether a Participant has Terminated and the effective date on which the Participant ceased to provide services (the “Termination Date”).

(nn)    “Unrestricted Stock” means any Award granted pursuant to Section 5(b).

Section 3.          Eligibility and Administration.

(a)       Eligibility. The Committee will have the authority to select Persons to receive Awards. ISOs may be granted only to Employees. All other types of Awards may be granted to Employees, Directors, Consultants and other Persons.

(b)       Administration of Plan. The Plan shall be administered by the Board, or at the discretion of the Board, by the Committee, comprised of not less than two directors. All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board of Directors or a committee or committees of the Board, as applicable).

(c)       Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to:

i.         designate Participants and determine the type or types of Awards to be granted to a Participant;

ii.       determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards;

iii.       determine the timing, terms, and conditions of any Award;

iv.       accelerate at any time the exercisability or vesting of all or any portion of any Award;

v.        determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

vi.       determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

vii.      interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

viii.     subject to the terms of the Plan (including any restrictions imposed by Section 409A), to extend at any time the period in which an Option may be exercised;

ix.        impose any limitations on Awards, including limitations on transfers, repurchase provisions and the like, and to exercise repurchase rights or obligations;

x.         except to the extent prohibited by any provision of the Plan, amend or modify the terms of any Award at or after grant with or without the consent of the holder of the Award;

xi.        establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the administration of the Plan; and

xii.       make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board hereunder to amend or terminate the Plan.

The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee; provided that the Committee may not exercise any right or power reserved to the Board. All designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

(d)       Action by the Committee. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award by the Committee. Subject to the Charter of the Committee and applicable legal requirements (including the rules and regulations of the Nasdaq Global Select Market), the Committee may make such rules and regulations for the conduct of its business as it shall deem advisable.

(e)       No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Section 4.         Shares Available for Awards.

(a)       Shares Available. Subject to Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan (the “Share Reserve”) shall be 1,610,432,1 plus on January 1, 2021 and each January 1 thereafter, the number of Shares reserved and available for issuance under the Plan shall be automatically adjusted such that the Share Reserve shall equal 10% of the Company’s fully-diluted shares of Common Stock on such date. 1,610,432 Shares shall be available for grant as Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Awards granted and outstanding under this Plan. For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) under the Plan shall be added back to the Share Reserve for issuance under the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)      Adjustments. In the event that any unusual or non-recurring transactions, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend or a dividend of Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner (and, as applicable, in such equitable and proportionate manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of shares subject to any Award shall always be a whole number; and (3) the grant or exercise price with respect to any Award under the Plan; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) except in respect of Options held by a Canadian Participant, make provision for a cash payment to the holder of an outstanding Award.

Section 5.         Restricted Stock and Unrestricted Stock.

(a)       Awards of Restricted Stock. The Committee may, in its sole discretion, grant (or sell at par value or such other Purchase Price determined by the Committee) to an eligible individual an award of Restricted Stock under the Plan. Such Restricted Stock shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in an Award Agreement.

1 Please refer to Exhibit A for a schedule of the initial share reserve and any subsequent increases in the reserve.

(b)       Awards of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at par value or such other Purchase Price determined by the Committee) to an eligible individual an award of Unrestricted Stock under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

(c)       Vesting Conditions. The Committee at the time of grant shall specify in the Award Agreement the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the substantial risk of forfeiture imposed shall lapse and the Restricted Stock shall become vested and nonforfeitable, subject to such further rights of the Company or its assigns as may be specified in the Award Agreement.

Section 6.         Stock Options and Stock Appreciation Rights.

(a)       Award of Options. The Committee may, in its sole discretion, grant to an eligible individual an award of Options under the Plan. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NSO, the number of shares subject to the Option, and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. In the case of ISOs, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. To the extent that any Option does not qualify as an ISO, it shall be deemed an NSO.

(b)       Award of SARs. The Committee may, in its sole discretion, grant to an eligible individual an award of SARs under the Plan. SARs may be settled in cash or Shares (which may consist of Restricted Stock or RSUs) having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled.

(c)       Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, reprice, extend or assume outstanding Options or may accept the cancellation of outstanding options (whether granted by the Company or another issuer) in return for the grant of new Options or a different type of award for the same or a different number of Shares and at the same or a different Exercise Price (if applicable). The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, impair the Participant’s rights or increase the Participant’s obligations under such Option; provided, however, that a modification of an Option that is otherwise favorable to the Participant (for example, providing the Participant with additional time to exercise the Option after termination of employment or providing for additional forms of payment) but causes the Option to lose its tax-favored status (for example, as an ISO) shall not require the consent of the Participant.

(d)       Exercise Price. For all Option and SAR awards, the Committee shall establish the Exercise Price on the Date of Grant, which may not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the Date of Grant, provided, however, that (i) this limitation shall not apply to an NSO or SAR granted to a Person who is not a U.S. taxpayer or a Canadian Participant on the Date of Grant or, except in the case of a Canadian Participant, to an NSO or SAR that is intended either to be exempt from Code Section 409A as a “short-term deferral” or to comply with the requirements of Code Section 409A and (ii) in the case of an ISO that is granted to a Ten Percent Owner, the exercise price per share for the Shares covered by such ISO shall not be less than 110 percent of the Fair Market Value on the Date of Grant.

(e)       Term. Subject to the Committee’s general authority under the Plan, each Option, SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement (“Expiration Date”). The Expiration Date shall not exceed 10 years from the Date of Grant. In the case of an ISO that is granted to a Ten Percent Owner, the Expiration Date of each Option shall be no more than five years from the Date of Grant.

(f)       Exercise.

i.        Vesting and Exercisability. The date(s) upon which an Option or SAR becomes vested and/or exercisable (in installments or otherwise) shall be determined by the Board in its sole discretion and set forth in the Participant’s Award Agreement. No Option or SAR shall be exercisable unless the Participant has (i) delivered an executed copy of the applicable Award Agreement to the Company or (ii) has otherwise agreed to be bound by the terms of the Award Agreement. Options and SARs may only be exercised with respect to whole Shares only.

ii.        Method of Exercise. An Option or SAR shall be deemed to be exercised when written notice of such exercise has been received by the Company in accordance with the terms of such Award by the person entitled to exercise such Award and full payment for the Shares underlying the Award that is exercised has been made.

iii.      Termination of Service Relationship. Any portion of an Option or SAR that is not vested and exercisable on a Participant’s Termination Date shall immediately expire and be null and void. Once any portion of an Option or SAR becomes vested and exercisable, the Participant’s right to exercise such portion of the Option or SAR (or the Participant’s representatives and legatees as applicable) in the event of a Termination shall continue until the earliest of: (i) the date which is: (A) 12 months following the Termination Date if the Termination is due to death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable Award Agreement) or (B) three months following the Termination Date if the Termination is due to any reason other than death, Disability, or Cause (or such longer period of time as determined by the Committee and set forth in the applicable Award Agreement), or (ii) the Expiration Date set forth in the Award Agreement. In the event of a Termination for Cause, the Option or SAR will be treated as set forth in Section 12(a).

Section 7.        Restricted Stock Units.

(a)       Awards of Restricted Stock Units. The Committee may, in its sole discretion, grant to an eligible individual an award of RSUs under the Plan. Such RSUs shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in an Award Agreement. No RSU will have a term longer than ten (10) years from the Date of Grant.

(b)       Vesting Conditions. Each RSU Award Agreement shall specify the vesting requirements applicable to the RSUs subject thereto, which the Board of Directors shall determine in its sole discretion. On or promptly following the vesting date or dates applicable to any RSU, but in no event later than March 15 of the year following the year in which such vesting occurs, such RSU(s) shall be settled in the form of cash or Shares, as specified in the Award Agreement. RSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code (or any successor) and any regulations or rulings promulgated thereunder.

(c)       Forfeiture. Unless an Award Agreement provides otherwise, upon termination of the Participant’s Service Relationship and upon such other times specified in the Award Agreement, any unvested RSUs shall be forfeited to the Company.

(d)       Death of Recipient. Any RSUs that become distributable after a Participant’s death shall be distributed to the Participant’s estate or to any Person who has acquired such RSUs directly from the recipient by beneficiary designation, bequest or inheritance.

(e)       Creditors’ Rights. A holder of RSUs shall have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

Section 8.        Payment for Awards.

(a)       General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased. In addition, the Board in its sole discretion may also permit payment through any of the methods (or combination of methods) described in (b) through (g) below.

(b)       Services Rendered. Shares may be awarded under the Plan in consideration of past or future services rendered to the Company, a Parent or a Subsidiary prior to the award.

(c)       Promissory Note. All or a portion of the Purchase Price or Exercise Price (as the case may be) of Shares issued under the Plan may be paid with a promissory note. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board in its sole discretion shall specify the term, interest rate, recourse, amortization requirements (if any) and other provisions of such note. The portion of the Exercise Price or Purchase Price, as the case may be, equal to the par value (if any) of the Shares must be paid in cash or other legal consideration permitted by the laws under which the Company is then incorporated or organized

(d)       Surrender of Stock. If permitted by the Committee and the Initial Public Offering has occurred (or the Stock otherwise becomes publicly-traded), through the delivery (or attestation to the ownership) of Shares that have been purchased by the Participant on the open market or that are beneficially owned by the Participant and are not then subject to restrictions under any Company plan. To the extent required to avoid variable accounting treatment under ASC 718 or other applicable accounting rules, such surrendered Shares if originally purchased from the Company shall have been owned by the Participant for at least six months. Such surrendered Shares shall be valued at Fair Market Value on the exercise date.

(e)       Cashless Exercise. All or part of the Exercise Price and any withholding taxes may be paid pursuant to a cashless exercise arrangement implemented by the Committee in connection with the Plan.

(f)       Net Exercise. An Option may permit exercise through a “net exercise” arrangement, whereby the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price, but only with respect to Options that are not ISOs.

(g)       Other Forms of Payment. To the extent that an Award Agreement so provides, the Purchase Price or Exercise Price of Shares issued under the Plan may be paid in any other form permitted by the Delaware General Corporation Law, as amended.

Payment instruments will be received subject to collection. No certificates for Shares so purchased will be issued to the Participant or, with respect to uncertificated Stock, no transfer to the Participant on the records of the Company will take place, until the Company has completed all steps it has deemed necessary to satisfy legal requirements relating to the issuance and sale of the Shares, which steps may include, without limitation, (i) receipt of a representation from the Participant at the time of exercise of the Option that the Participant is purchasing the Shares for the Participant’s own account and not with a view to any sale or distribution of the Shares or other representations relating to compliance with applicable law governing the issuance of securities, (ii) the legending of the certificate (or notation on any book entry) representing the Shares to evidence the foregoing restrictions, and (iii) obtaining from the Participant payment or provision for all withholding taxes due as a result of the exercise of the Option. The delivery of certificates representing the shares of Stock (or the transfer to the Participant on the records of the Company with respect to uncertificated Stock) to be purchased pursuant to the exercise of a Stock Option will be contingent upon (A) receipt from the Participant (or a purchaser acting in his or her stead in accordance with the provisions of the Option) by the Company of the full Purchase Price for such Shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws and (B) if required by the Company, the Participant shall have entered into any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Stock. In the event the Participant chooses to pay the Purchase Price by previously-owned Shares through the attestation method, the number of Shares transferred to the Participant upon the exercise of the Option shall be net of the number of Shares attested to.

Section 9.        Transfer Restrictions; Right of First Refusal; Repurchase Rights.

(a)       Restrictions on Transfer of Awards. An Award shall be transferable by the Participant only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as may be provided otherwise by the Board. If the Board so provides, in an Award Agreement or otherwise, an NSO may be transferable to the extent permitted by Rule 701 under the Securities Act (“Rule 701”), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement, including the execution of a stock power upon the issuance of Shares. An ISO may be exercised during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative.

(b)       Shares. No Shares shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless (i) agreed upon in writing by the Committee, (ii) the transfer is in compliance with the terms of the applicable Award Agreement, all applicable securities laws (including, without limitation, the Securities Act), and with the terms and conditions of this Section, (iii) the transfer does not cause the Company to become subject to the reporting requirements of the Exchange Act, and (iv) the transferee consents in writing to be bound by the provisions of the Plan and the Award Agreement, including this Section. In connection with any proposed transfer, the Committee may require the transferor to provide at the transferor’s own expense an opinion of counsel to the transferor, satisfactory to the Committee, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities Act). Any attempted transfer of Shares not in accordance with the terms and conditions of this Section shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such transfer, shall otherwise refuse to recognize any such transfer and shall not in any way give effect to any such transfer of Shares. The Company shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity including, without limitation, seeking specific performance or the rescission of any transfer not made in strict compliance with the provisions of this Section. Subject to the foregoing general provisions, and unless otherwise provided in the applicable Award Agreement, Shares may be transferred pursuant to the following specific terms and conditions (provided that with respect to any transfer of Restricted Stock, all vesting and forfeiture provisions shall continue to apply with respect to the original recipient).

i.        Transfers to Permitted Transferees. Subject to the requirements of this Section (including Company approval), the Holder may transfer any or all of the Shares to one or more Permitted Transferees; provided, however, that following such transfer, such Shares shall continue to be subject to the terms of this Plan (including this Section) and such Permitted Transferee(s) shall, as a condition to any such transfer, deliver a written acknowledgment to that effect to the Company and shall deliver a stock power to the Company with respect to the Shares. Notwithstanding the foregoing, the Holder may not transfer any of the Shares to a Person whom the Company reasonably determines is a direct competitor or a potential competitor of the Company or any of its Subsidiaries.

ii.       Transfers Upon Death. Upon the death of the Holder, any Shares then held by the Holder at the time of such death and any Shares acquired after the Holder’s death by the Holder’s legal representative shall be subject to the provisions of this Plan, and the Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to convey such Shares to the Company or its assigns under the terms contemplated by the Plan and the Award Agreement.

(c)       Right of First Refusal. In the event that a Holder desires at any time to sell or otherwise transfer all or any part of his or her Shares (other than shares of Restricted Stock which by their terms are not transferrable), the Holder first shall give written notice to the Company of the Holder’s intention to make such transfer. Such notice shall state the number of Shares that the Holder proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Holder within the foregoing 30-day period. If the Company or its assigns elect to exercise its purchase rights, the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Holder. In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Holder shall be required to pay a transaction processing fee of $10,000 to the Company (unless waived by the Committee) and then may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Holder’s notice. Any Shares not sold to the proposed transferee shall remain subject to the Plan. If the Holder is a party to any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Shares, (i) the transferring Holder shall comply with the requirements of such stockholders agreements or other agreements relating to any proposed transfer of the Offered Shares, and (ii) any proposed transferee that purchases Offered Shares shall enter into such stockholders agreements or other agreements with the Company and/or certain of the Company’s stockholders relating to the Offered Shares on the same terms and in the same capacity as the transferring Holder.

(d)       Company’s Right of Repurchase.

i.        Right of Repurchase for Unvested Shares Issued Upon the Exercise of an Option. Upon a Termination, the Company or its assigns shall have the right and option to repurchase from a Holder of Shares acquired upon exercise of an Option which are still subject to a risk of forfeiture as of the Termination. Such repurchase rights may be exercised by the Company within the later of (A) six months following the date of such Termination or (B) seven months after the acquisition of Shares upon exercise of an Option. The repurchase price shall be equal to the lower of the original per share price paid by the Holder, subject to adjustment as provided in Section 4(b) of the Plan, or the current Fair Market Value of such Shares as of the date the Company elects to exercise its repurchase rights.

ii.        Right of Repurchase and Forfeiture With Respect to Restricted Stock.

 (1)       Upon a Termination, the Company or its assigns shall have the right and option to repurchase from a Holder of Shares received pursuant to a Restricted Stock Award any Shares that are still subject to a risk of forfeiture as of the Termination. Such repurchase right may be exercised by the Company within six months following the date of such Termination. The repurchase price shall be the lower of the original per share Purchase Price paid by the Holder, subject to adjustment as provided in Section 4(b) of the Plan, or the current Fair Market Value of such Shares as of the date the Company elects to exercise its repurchase rights.

 (2)       If a Restricted Stock Award is issued in consideration of services rendered, a Holder shall no longer have any rights as a holder of Restricted Stock and shall be deemed to have been forfeited all such unvested Shares upon a Termination (“Automatic Forfeiture”).

iii.       Procedure. Any repurchase right of the Company shall be exercised by the Company or its assigns by giving the Holder notice on or before the last day of the repurchase period of its intention to exercise such repurchase right. Upon such notification, the Holder shall promptly surrender to the Company, free and clear of any liens or encumbrances, any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Holder, the Company or its assignee or assignees shall deliver to him, her or them a check for the applicable repurchase price; provided, however, that the Company may pay the repurchase price by offsetting and canceling any indebtedness then owed by the Holder to the Company. An Automatic Forfeiture shall require no action by the Company or its assigns.

(e)       Reserved.

(f)       Escrow Arrangement.

i.        Escrow. In order to carry out the provisions of this Section of this Plan more effectively, the Company shall hold any Shares issued pursuant to Awards granted under the Plan in escrow together with separate stock powers executed by the Holder in blank for transfer. The Company shall not dispose of the Shares except as otherwise provided in this Plan. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Holder, as the Holder’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time as any Shares are no longer subject to the Company’s repurchase and first refusal rights, the Company shall, at the written request of the Holder, deliver to the Holder a certificate representing such Shares with the balance of the Shares to be held in escrow pursuant to this Section.

ii.       Remedy. Without limitation of any other provision of this Plan or other rights, in the event that a Holder or any other Person is required to sell a Holder’s Shares pursuant to the provisions of Sections 9(c) or (d) hereof and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Shares the certificate or certificates evidencing such Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable Purchase Price for such Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for such Holder or other Person, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such Purchase Price by offsetting any indebtedness then owed by such Holder as provided above. Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the Person who was required to sell the Shares to be sold pursuant to the provisions of Sections 9(c) or (d), such Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, such Holder shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

(g)       Lockup Provision. If requested by the Company, a Holder shall not sell or otherwise transfer or dispose of any Shares (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for such period following the effective date of a public offering by the Company of Shares as the Company shall specify reasonably and in good faith. If requested by the underwriter engaged by the Company, each Holder shall execute a separate letter confirming his or her agreement to comply with this Section.

(h)       Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of securities of the Company, the restrictions contained in this Section shall apply with equal force to additional and/or substitute securities, if any, received by Holder in exchange for, or by virtue of his or her ownership of, Shares.

(i)       Termination. The terms and provisions of Section 9(c) and Section 9(d) (except for the Company’s right to repurchase or receive forfeiture of Shares still subject to a risk of forfeiture upon a Termination) shall terminate upon the closing of the Company’s Initial Public Offering or upon consummation of any Change in Control, in either case as a result of which Shares are registered under Section 12 of the Exchange Act and publicly-traded on any national security exchange.

Section 10.       Change in Control.

In the event that the Company is subject to a Change in Control, all Options and SARs with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Change in Control shall become fully vested and exercisable as of the effective time of the Change in Control, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Change in Control, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Change in Control in the Administrator’s discretion or to the extent specified in the relevant Award Agreement.

In the event the Company is subject to a Change in Control, the Company shall have the right, but not the obligation, to make or provide for a payment to a Participant, without any consent of the Participant, in exchange for the cancellation of an Award in an amount determined by the Committee, with such determination having final and binding effect on all parties. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent. In addition, any escrow, indemnification, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Stock. Receipt of the payment described in this subsection may be conditioned upon the Participant acknowledging such escrow, indemnification, holdback, earn-out or other provisions on a form prescribed by the Company. Notwithstanding the forgoing, in the case of an Option or SAR with an exercise price equal to or greater than the per share sale price in a Change in Control, such Option or SAR shall be cancelled for no consideration.

Section 11.       Amendment and Termination.

(a)       Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement (including the rules and regulations of the principal securities market or exchange on which the Shares are traded) for which or with which the Board deems it necessary or desirable to comply.

(b)       Amendments to Awards. Subject to the terms of the Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(c)       Recoupment of Awards. Any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company (i) to the extent set forth in any Award Agreement, (ii) to the extent that such Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

Section 12.       General Provisions.

(a)       Termination for Cause. Unless otherwise determined by the Committee, if a Participant is Terminated for Cause, any outstanding Awards held by such Participant (whether vested or unvested) shall terminate immediately upon the Termination Date. However, an Award Agreement may provide that upon Termination of a Participant for Cause, only unvested and outstanding Awards shall terminate immediately upon the Termination Date. For purposes hereof, the Committee’s determination of the reason for Termination shall be conclusive and binding on the Participant and his or her representatives, legatees and any Permitted Transferee.

(b)       Delivery of Stock Certificates. Stock certificates to grantees under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company; provided that stock certificates to be held in escrow pursuant to Section 9 of the Plan shall be deemed delivered when the Company shall have recorded the issuance in its records. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c)       Dividend Equivalents. Subject to the terms of the Plan, no dividends, dividend equivalent rights or other distributions shall be granted with respect to Options or SARs, but in the sole and complete discretion of the Committee, any other Award may provide the Participant with dividends, dividend equivalents or other distributions, payable in cash, Shares, other securities or other property on a current or deferred basis. Any such rights (which the Company is under no duty to declare) will be set forth in an Award Agreement or other agreement entered into between the Company and the Participant.

(d)       Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of section 409A of the Code. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable Performance Period and the last day of the “applicable 2 ½ month period” as defined therein. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any of such taxes or penalties.

(e)       No Rights to Awards; Reservation of Rights. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. Participation in the Plan and receipt of Awards by Participants is voluntary.

(f)       Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)       Withholding. A Participant shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, provincial or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver stock certificates (or evidence of book entry) to any Participant is subject to and conditioned on any such tax withholding obligations being satisfied by the Participant. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (i) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the maximum or other applicable statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (ii) having the Company cause its transfer agent to sell, on behalf of the Participant, a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due and remitting the proceeds from such sale to the Company.

(h)       Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. The provisions of the various Award Agreements (including, for the avoidance of doubt, Awards of the same type) need not be identical. Unless otherwise determined by the Committee, an Award shall expire if the recipient has not executed an Award Agreement within 45 days after such right was communicated to the Person by the Company. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

(i)       No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, SARs, Restricted Stock, Restricted Stock Units or other types of Awards provided for hereunder.

(j)       No Right to Employment or Other Relationship. This Plan, any Award Agreement, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or other Relationship of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time Terminate a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

(k)       No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or Holder of any Award shall have any rights as a stockholder with respect to any Shares (including voting rights) to be distributed under the Plan until such Person been issued such Shares subject to the Award and such Shares are not subject to any forfeiture or vesting conditions.

(l)       Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this subsection by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this subsection in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this subsection. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

(m)       Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan, an Award and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

(n)       Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(o)       Other Laws. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701, grants may be made pursuant to this Plan that do not qualify for exemption under Rule 701. The Committee may refuse to allow exercise of an Award or issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(p)       No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate. Any amounts payable to Participant pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended.

(q)       No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated. In the case of Options held by a Canadian Participant, in the event that the number of Shares issuable to such Participant on the exercise of such Options would otherwise include a fractional Share, such number of Shares shall be rounded down to the nearest whole number of Shares and no amount shall be payable to such Participant in respect of such fractional Share.

(r)       No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company, Subsidiary or Parent, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(s)       Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(t)       Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

(u)       Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award on or after the Participant’s death or receive any payment under any Award payable on or after the Participant’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate.

(v)       Legend. Any certificate(s) representing the Shares shall carry substantially the following legend (and with respect to uncertificated Stock, the book entries evidencing such shares shall contain the following notation):

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in the Point Biopharma Inc. 2020 Equity Incentive Plan and any agreements entered into thereunder by and between the company and the holder of this certificate (a copy of which is available at the offices of the company for examination).

(w)       Information to Holders of Options. In the event the Company is relying on the exemption from the registration requirements of Section 12(g) of the Exchange Act contained in paragraph (f)(1) of Rule 12h-1 of the Exchange Act, the Company shall provide the information described in Rule 701(e)(3), (4) and (5) of the Securities Act to all holders of Options in accordance with the requirements thereunder. The foregoing notwithstanding, the Company shall not be required to provide such information unless the optionholder has agreed in writing, on a form prescribed by the Company, to keep such information confidential.

Section 13.        Term of the Plan.

(a)       Effective Date. The Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan will be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan, provided, however, that: (A) no Option or SAR may be exercised prior to initial stockholder approval of this Plan and (B) no Option or SAR granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company.

(b)       Expiration Date. Unless earlier terminated as provided herein, the Plan will automatically terminate ten (10) years after the later of (i) the Effective Date, or (ii) the most recent increase in the Share Reserve that was approved by stockholders; provided, however that all outstanding Awards shall remain subject to the terms of the Plan and the applicable Award Agreement as in effect immediately prior to such termination.

Exhibit A

Schedule of Shares Reserved for Issuance under the Plan

Date of Board	Date of Stockholder	Number of	Cumulative Number
Approval	Approval	Shares Added	of Shares
		Not Applicable	As set forth in 4(a).

Summary of Modifications And Amendments to the plan

The following is a summary of material modifications made to the Plan (including any material deviations from the Bass, Berry & Sims precedent form used to create the Plan):

1.	Plan was drafted to include a 10% share reserve float.

2.	Plan includes Canadian participant language from Goodmans.

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